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                                                                   EXHIBIT 10.15

[MAAX CORPORATE LOGO]                                                 MEMORANDUM

                            FORM OF RETENTION PACKAGE

DATE:         September 12, 2003                                    CONFIDENTIAL

TO:           _____________

CC: MAAX Board of Directors, Corporate Governance Committee, Placide Poulin, Raymond Garneau, Richard Garneau

FROM:         Andre Heroux

SUBJECT:      Retention package

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Dear ______:

With the announcement that MAAX is up for sale, the Board of Directors via our Corporate Governance Committee has authorised a retention package for MAAX executives.

Firstly, you are entitled to a lump sum payment of ___% of your base salary as an incentive to remain in your current position with MAAX during the sale process while displaying strong leadership.

You will also be protected with a clause of one (1) year total remuneration (Base salary plus annual bonus) as a result of change of control of MAAX ownership, where your services would no longer be required.

I count on your strong leadership within the Bathroom Sector to pursue business as usual while optimizing MAAX results for our shareholders. Our employees are key to our ongoing success and look up to the MAAX senior management team to provide strong leadership.

Best of success,

Committed to our Customer's Delight

/s/ Andre Heroux
Andre Heroux
President and CEO
AH :mb

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